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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-3) and related Prospectus filed pursuant to Rule 462(b) of CV Therapeutics, Inc. for the registration of 1,150,000 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1999, with respect to the consolidated financial statements of CV Therapeutics, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

Palo Alto, California
October 6, 1999